Exhibit 99.1

Oclaro Announces Second Quarter Fiscal Year 2012 Financial Results

SAN JOSE, Calif., – January 26, 2012 – Oclaro, Inc. (NASDAQ: OCLR), a tier-one provider of innovative optical communications and laser solutions, today announced the financial results for its second quarter of fiscal year 2012, which ended December 31, 2011.

“In the second quarter of fiscal 2012, Oclaro achieved revenue at the high end of our previous guidance range, primarily due to our recovery efforts from the recent Thailand flooding,” said Alain Couder, chairman and CEO of Oclaro. “We are pleased with our recovery progress thus far. We expect full commercial production by the end of March for three of our five affected product lines and within the June quarter for the remaining two. In spite of the flood, we remain focused on enabling Oclaro to emerge from this period better positioned than before, in terms of our market position on certain existing products, recent introductions and our pipeline of new products and new technologies.”

Highlights for Second Quarter Fiscal 2012:

•

Revenues were $86.5 million for the second quarter of fiscal 2012, compared to revenues of $105.8 million in the first quarter of fiscal 2012. While above the high end of the Company’s guidance for the quarter, revenues and operating results for the quarter were materially impacted by the flood in Thailand.

•	GAAP gross margin was 13% for the second quarter of fiscal 2012, compared to a GAAP gross margin of 23% in the first quarter of fiscal 2012.

•	Non-GAAP gross margin was 13% for the second quarter of fiscal 2012, compared to a non-GAAP gross margin of 23% in the first quarter of fiscal 2012.

•

GAAP operating loss was $33.6 million for the second quarter of fiscal 2012, which included $9.1 million of flood-related write-offs and expenses due to the flooding in Thailand, compared to a GAAP operating loss of $10.2 million in the first quarter of fiscal 2012.

•

Non-GAAP operating loss was $18.9 million, or 22% of revenues, for the second quarter of fiscal 2012, compared to a non-GAAP operating loss of $9.6 million, or 9% of revenues, in the first quarter of fiscal 2012.

•	Adjusted EBITDA was negative $14.3 million for the second quarter of fiscal 2012, compared to negative $4.5 million in the first quarter of fiscal 2012.

•

GAAP net loss for the second quarter of fiscal 2012 was $31.1 million, which included $9.1 million of flood-related write-offs and expenses due to the flooding in Thailand, compared to a GAAP net loss of $10.2 million in the first quarter of fiscal 2012.

•	Non-GAAP net loss for the second quarter of fiscal 2012 was $17.7 million, compared to a non-GAAP net loss of $11.0 million in the first quarter of fiscal 2012.

•

Cash, cash equivalents and restricted cash were $54.2 million as of December 31, 2011 compared to $51.7 million at the end of September. No additional amounts were drawn under the Company’s $45 million credit facility in the quarter.

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Oclaro Announces Second Quarter Fiscal Year 2012 Financial Results

Third Quarter Fiscal 2012 Outlook

The results of Oclaro, Inc. for the third quarter of fiscal 2012, which ends March 31, 2012, are expected to be:

•	Revenues in the range of $90 million to $97 million.

•	Non-GAAP gross margin in the range of 14% to 19%.

•	Adjusted EBITDA in the range of negative $13.5 million to negative $9 million.

The foregoing guidance is based on current expectations, including the impact to our operations and financial conditions attributable to the flooding in Thailand. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, flood-related write-offs and expenses, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call

Oclaro will hold a conference call to discuss financial results for the second quarter of fiscal 2012 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9665. A replay of the conference call will be available through February 2, 2012. To access the replay, dial (858) 384-5517. The passcode for the replay is 4506880. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro's website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics, and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.K., Switzerland and Italy, and in-house and contract manufacturing sites in the U.S., Thailand and China. To support its diverse and global customer base, Oclaro maintains design, sales and service organizations in each of the major regions around the world. For more information visit www.oclaro.com.

Copyright 2012. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release, including the statements made by management, contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These

Oclaro Announces Second Quarter Fiscal Year 2012 Financial Results

forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our target business model, including financial guidance for the fiscal quarter ending March 31, 2012 regarding revenue, non-GAAP gross margin and Adjusted EBITDA and (ii) the impact to our operations and financial condition attributable to the flooding in Thailand. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the impact to our operations and financial condition attributable to the flooding in Thailand, (ii) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (iii) our ability to maintain our gross margin, (iv) the effects of fluctuating product mix on our results, (v) our ability to timely develop and commercialize new products, (vi) our ability to respond to evolving technologies and customer requirements, (vii) our dependence on a limited number of customers for a significant percentage of our revenues, (viii) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (ix) the future performance of Oclaro, Inc. following the closing of acquisitions and our ability to enter into strategic relationships with contract manufacturers, (x) the potential inability to realize the expected benefits and synergies of acquisitions, (xi) increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, (xii)the potential lack of availability of credit or opportunity for equity based financing, (xiii) the risks associated with our international operations, (xiv)the outcome of tax audits or similar proceedings, (xv) the outcome of pending litigation against the company, (xvi) our ability to increase our cash reserves and obtain financing on terms acceptable to us, and (xvii) other factors described in Oclaro's most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro's view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Non-GAAP Financial Measures

Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects, non-cash compensation related to stock and options and certain write-offs and expenses related to flooding in Thailand are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP

Oclaro Announces Second Quarter Fiscal Year 2012 Financial Results

net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Non-GAAP Gross Margin Rate

Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Operating Income/Loss

Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, certain other one-time charges and credits and excluding any flood related impairment of fixed assets and inventory and related expenses specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Net Income/Loss

Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, Thailand flood-related expenses, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options and certain other one-time charges and credits, including flood related impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro Announces Second Quarter Fiscal Year 2012 Financial Results

Oclaro, Inc. Contact	Investor Contact
Jerry Turin Chief Financial Officer (408) 383-1400 ir@oclaro.com	Jim Fanucchi Summit IR Group Inc. (408) 404-5400 ir@oclaro.com

Oclaro Announces Second Quarter Fiscal Year 2012 Financial Results

OCLARO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31, 2011	October 1, 2011	January 1, 2011

Revenues	$86,488	$105,821	$120,299
Cost of revenues	75,613	81,788	84,556

Gross profit	10,875	24,033	35,743

Operating expenses:
Research and development	17,024	17,667	15,696
Selling, general and administrative	14,425	17,534	15,149
Amortization of intangible assets	723	726	739
Restructuring, acquisition and related costs	3,219	(1,765)	903
Flood-related expense	9,088	—	—
Legal settlements	—	—	1,678
(Gain) loss on sale of property and equipment	37	60	(48)

Total operating expenses	44,516	34,222	34,117

Operating income (loss)	(33,641)	(10,189)	1,626
Other income (expense):
Interest income (expense), net	(245)	(157)	(470)
Gain (loss) on foreign currency translation	1,298	1,392	(1,119)
Other income	2,238	—	—

Total other income (expense)	3,291	1,235	(1,589)

Income (loss) before income taxes	(30,350)	(8,954)	37
Income tax provision	746	1,222	250

Net income (loss)	$(31,096)	$(10,176)	$(213)

Net income (loss) per share:
Basic	$(0.62)	$(0.21)	$(0.00)
Diluted	$(0.62)	$(0.21)	$(0.00)
Shares used in computing net income (loss) per share:
Basic	50,492	49,448	48,262
Diluted	50,492	49,448	48,262

Stock-based compensation included in the following:
Cost of revenues	$388	$309	$350
Research and development	374	367	391
Selling, general and administrative	913	907	933

Total Total	$1,675	$1,583	$1,674

Oclaro Announces Second Quarter Fiscal Year 2012 Financial Results

OCLARO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30,	September 30,
	December 31, 2011	July 2, 2011
ASSETS
Current assets:
Cash and cash equivalents	$53,628	$62,783
Restricted cash	593	574
Accounts receivable, net	59,730	82,868
Inventories	83,306	102,201
Prepaid expenses and other current assets	11,932	16,495

Total current assets	209,189	264,921

Property and equipment, net	63,831	69,374
Other intangible assets, net	18,172	19,698
Goodwill	10,904	10,904
Other non-current assets	12,486	10,277

Total assets	$314,582	$375,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,730	$66,179
Accrued expenses and other liabilities	44,614	60,703
Credit line payable	19,500	—

Total current liabilities	102,844	126,882

Deferred gain on sale-leaseback	11,961	12,920
Other long-term liabilities	6,056	6,277

Total liabilities	120,861	146,079

Stockholders’ equity:
Common stock	515	505
Additional paid-in capital	1,327,114	1,313,931
Accumulated other comprehensive income	33,435	40,730
Accumulated deficit	(1,167,343)	(1,126,071)

Total stockholders' equity	193,721	229,095

Total liabilities and stockholders’ equity	$314,582	$375,174

Oclaro Announces Second Quarter Fiscal Year 2012 Financial Results

OCLARO, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands, except per share amounts)

	September 30,	September 30,	September 30,
	Three Months Ended
	December 31, 2011	October 1, 2011	January 1, 2011
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$(31,096)	$(10,176)	$(213)
Stock-based compensation included in:
Cost of revenues	388	309	350
Research and development	374	367	391
Selling, general and administrative	913	907	933
Amortization expense	723	726	739
Restructuring, acquisition and related costs	3,219	(1,765)	903
Flood-related expense	9,088	—	—
Legal settlements	—	—	1,678
(Gain) loss on foreign currency translation	(1,298)	(1,392)	1,119

Non-GAAP net income (loss)	(17,689)	(11,024)	5,900

Income tax provision	746	1,222	250
Depreciation expense	4,624	5,116	3,481
Other income	(2,238)	—	—
Interest (income) expense, net	245	157	470

Adjusted EBITDA	$(14,312)	$(4,529)	$10,101

Non-GAAP net income (loss) per share:
Basic	$(0.35)	$(0.22)	$0.12
Diluted	$(0.35)	$(0.22)	$0.12
Shares used in computing Non-GAAP net income (loss) per share:
Basic	50,492	49,448	48,262
Diluted	50,492	49,448	51,193

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$10,875	$24,033	$35,743
Stock-based compensation in cost of revenues	388	309	350

Non-GAAP gross profit	$11,263	$24,342	$36,093

GAAP gross margin rate	12.6%	22.7%	29.7%
Non-GAAP gross margin rate	13.0%	23.0%	30.0%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss)	$(33,641)	$(10,189)	$1,626
Stock-based compensation included in:
Cost of revenues	388	309	350
Research and development	374	367	391
Selling, general and administrative	913	907	933
Amortization of intangible assets	723	726	739
Restructuring, acquisition and related costs	3,219	(1,765)	903
Flood-related expense	9,088	—	—
Legal settlements	—	—	1,678

Non-GAAP operating income (loss)	$(18,936)	$(9,645)	$6,620